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                                                                   Exhibit 10.21

                        CONFIDENTIAL TREATMENT REQUESTED
                        --------------------------------

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS IDENTIFIED BY THREE ASTERISKS, AS FOLLOWS "* * *", AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                       MANUFACTURING AND SUPPLY AGREEMENT

     This manufacturing and supply agreement is dated 12 May, 2003, and is between NEPHROS, INC., a Delaware corporation ("Nephros") and MEDICA s.r.l., an
                                                -------
Italian company ("Medica").
                  ------

     Nephros sells systems it has developed for treating end-stage renal disease. One component of these systems is the MD 190 hemodiafiltration cartridge (the "Cartridge").
                ---------

     Nephros and Medica wish for Medica to manufacture Cartridges for Nephros, using fiber provided by a supplier designated by Nephros, and ship them to purchasers designated by Nephros.

     The parties therefore agree as follows:

                                   Article 1
                                SALE AND PURCHASE

     1.1   Supply of Cartridge. Subject to the terms of this agreement, Medica
           -------------------
shall manufacture, in such quantities as Nephros orders, the Cartridge.

     1.2   Nephros Exclusive Purchaser. Medica may not without the prior written
           ---------------------------
consent of Nephros provide Cartridges to any Person other than Nephros.

     1.3   Medica Exclusivity. Nephros shall purchase from Medica no less than
           ------------------
* * * of the Cartridges directly marketed by Nephros in the first * * * following regulatory approval of the Cartridge in Europe ("the approval"); no
                                                           ------------
less than * * * of the Cartridges directly marketed by Nephros in * * * following the approval; and no less than * * * of the Cartridges directly marketed by Nephros in * * * following the approval. Medica will also be given first consideration in good faith for the manufacture of Cartridges not directly marketed by Nephros. For purposes of this Section 1.3, Nephros will be deemed to have purchased from Medica any Cartridges that it purchases from any Person other than Medica to replace Cartridges ordered from Medica that constitute "Default Cartridges" under the terms of this agreement.
 ------------------

                                    Article 2
                                    FORECASTS

     2.1   Rolling Forecasts. (a) On or prior to the Forecast Initiation Date
           -----------------
("FID"), as specified in Schedule 3.1, Nephros shall deliver to Medica a
  ---
forecast of how many Cartridges it

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will purchase for delivery in each of the nine consecutive months beginning one month following the FID. On or prior to one month following the FID, Nephros shall deliver to Medica a forecast of how many Cartridges it will purchase for delivery in each of the nine consecutive months beginning two months following the FID. On or prior to the first day of each subsequent month, Nephros shall deliver to Medica an update to its previously submitted forecast of its expected purchases of Cartridges (each forecast delivered pursuant to this Section 2.1(a), a "Rolling Forecast"). Each such update must consist of a repetition of
           ----------------
the eight later months of the immediately preceding Rolling Forecast along with a forecast for the month subsequent to the last month in the previous Rolling Forecast.

           (b) Nephros may not revise in any subsequent Rolling Forecast the forecast for months 2 and 3 in any Rolling Forecast (month 1 being the earliest month in any Rolling Forecast). Nephros may revise in any subsequent Rolling Forecast the forecast for any other month in any Rolling Forecast.

           (c) The forecast for any month specified in any Rolling Forecast may not be less than the total number of Cartridges for which Nephros, prior to delivery of that Rolling Forecast to Medics in accordance with Section 2.1(a), has submitted purchase orders in accordance with Section 3.2 specifying a delivery date in that month.

                                   Article 3
                          ORDERS, SHIPMENT, AND PAYMENT

     3.1   Price. The price paid by Nephros for any given shipment of Cartridges
           -----
is as stated in Schedule 3.1.
                ------------

     3.2   Purchase Orders. (a) Each purchase order that Nephros places for
           ---------------
Cartridges must be in the form attached as Exhibit A and must specify (1) how
                                           ---------
many Cartridges are desired, (2) the one or more places to which, and the manner and date by which, delivery is to be made, and (3) the applicable price per Cartridge. Nephros shall deliver all purchase orders by facsimile, or by one of the means specified in Section 14.8 for giving notice, to Medica at the following address and facsimile number or as otherwise instructed by Medics:

     Medica s.r.l.
     Via Degli Artigiani, 6
     41036 Medolla (MO) Italy
     Attention:        Daniele Giubertoni
                       MKTG & sales Manager
     Facsimile:        39-0535-52605
     E-mail:           sales@medica.it

           (b) Nephros shall order for delivery in any given month an aggregate number of Cartridges equal to at least 90% of the final amount forecast for that month in the Rolling Forecasts (that quantity, the "Final Forecast Quantity"). Nephros may order for delivery in any given Quarter an aggregate quantity of Cartridge not exceeding 110% of the Final Forecast
                                                          --------------
Quantity. Only with Medica's written consent may Nephros order for delivery in
--------
any given Quarter an aggregate number of Cartridges exceeding 110% of the Final Forecast Quantity.

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           (c)   Nephros shall deliver each purchase order for quantities of the
Cartridge at least 60 days in advance of the delivery date specified in that purchase order.

           (d) If Nephros delivers any purchase order with less lead time than is required under Section 3.2(c), then Medica shall use commercially reasonable efforts to fill that purchase order but will not be liable to Nephros if despite those best efforts they fail to do so.

           (e) Medica shall acknowledge and accept in writing (by fax, email, or other means of correspondence, tbd) on behalf of Medica any purchase order that Nephros places for Cartridges. Any such purchase order will be deemed accepted by Medica if Medica does not reject it by written notice to Nephros delivered within seven Business Days of Medica's receiving that purchase order. Medica may not reject any purchase order that complies with the provisions of this Article 3. If the terms of any purchase order are inconsistent with the terms of this agreement, the terms of this agreement will control.

           (f) If it notifies Medica no later than 30 days prior to the date of delivery specified in any purchase order, Nephros may elect, with respect to some or all of the Cartridges ordered in that purchase order, to postpone that date of delivery to a date that is a number of days after the date of delivery specified in that purchase order equal to the number of days between the date that purchase order was delivered to Medica and the delivery date specified in that purchase order. Nephros may not further postpone delivery of any Cartridges the delivery of which was previously postponed. For purposes of determining Nephros's compliance with its obligations under Section 3.2(b), Nephros will be deemed to have purchased in the month of the original date of delivery any Cartridges the delivery of which was postponed in accordance with this Section 3.2(f).

     3.3   Delivery. Each shipment of Cartridges will be delivered by Medica FOB
           --------
the applicable Medica manufacturing facility or retained in Medica's warehouse facility, in accordance with Nephros instructions for each shipment. Subject to
Section 3.2(f), Medica shall deliver by the delivery date specified in a purchase order all of the Cartridges specified in that purchase order. Nephros is only required to pay for Cartridges actually delivered. Medica shall make shipping arrangements with carriers designated in writing by Nephros from the FOB point to points specified by Nephros, under the agreements that Nephros has with those carriers.

           3.3.1 Customer Delivery. For cartridges retained in the Medica
                 -----------------
warehouse, Medica shall deliver these Cartridges, FOB the warehouse, in quantities and to addresses specified in writing (by fax, email, or other means of correspondence, tbd) by Nephros, in order to fulfill individual Nephros customer orders. Medica will confirm these orders for delivery in writing (by fax, email, or other means of correspondence, tbd), and will notify Nephros upon successful delivery of the Cartridges to the customer locations specified.

     3.4   Freight, Insurance, and Taxes. Nephros shall pay all freight,
           -----------------------------
insurance, duties, and other fees (except tax on income to Medica) incurred in connection with sale and shipment of Cartridges under this agreement.

           3.4.1 Delivery to European Community customer. Nephros will create a
                 ---------------------------------------
European business location holding a V.A.T. registration number ("Nephros Europe"). Medica

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will invoice all deliveries for European customers to Nephros Europe, which will also provide the payment.

     3.5   Delay in Delivery. If for any reason other than an Event of Force
           -----------------
Majeure Medica delivers any shipment of Cartridges later than the date of delivery set out in the Purchase Order, Nephros will be entitled to the following as an alternative, in its sole discretion, to its rights under Section
3.6 and Section 13.2(a)(7):

     (1) a 5% reduction in the price of each Cartridge in the shipment if the shipment is delivered more than 14 days but less than 21 days late;

     (2) a 10% reduction in the price of each Cartridge in the shipment if the shipment is delivered more than 21 days late.

     3.6   Delivery Default Rights. If more than 28 days have passed since the
           -----------------------
delivery date for any Cartridges and Medica has, for any reason other than an Event of Force Majeure, failed to deliver those Cartridges, then, in addition to any other remedies it might have under this agreement or by law, Nephros may cancel that purchase order or the portion thereof relating to those cartridges, as applicable, and those Cartridges will constitute Default Cartridges for purposes of Section 1.3.

     3.7   Invoices and Payment Terms. On delivery by Medica of a shipment of
           --------------------------
Cartridges in accordance with Section 3.3, Medica shall issue to Nephros an invoice for that shipment stating a price consistent with the terms of this agreement. Nephros shall pay each such invoice in full within 45 Calendar Days from the date of invoice, unless Nephros has rejected the shipment in question in accordance with Section 4.2. If Nephros pays an invoice before Nephros examines the shipment as provided in Section 4.2 and thereafter determines that one or more Cartridges do not meet the Specifications, Medica shall reimburse Nephros, by wire transfer, the purchase price of the nonconforming Cartridges within 14 Calendar Days of Nephros notifying Medica of that nonconformity.

                                   Article 4
                            QUALITY OF THE CARTRIDGE

     4.1   Conformity with Specifications. Any Cartridges that Medica
           ------------------------------
manufactures under this agreement must (1) conform to the specifications in
Schedule 4.1 (the "Specifications") and (2) be manufactured, labeled, packaged,
------------       --------------
stored, and tested (while in the possession of, stored by, or under the control of Medica) in accordance with cGMP.

     4.2   Conditions to Rejection. In order to be entitled to reject any
           -----------------------
Cartridge, Nephros must notify Medica of any failure of the Cartridge to meet the Specifications or otherwise comply with this agreement.

     4.3   Rejection. (a) Nephros may reject any Cartridge that does not meet
           ---------
the Specifications or otherwise comply with this agreement (any such Cartridge, a "Nonconforming Cartridge"). If Medica accepts that Nephros was entitled to
   -----------------------
reject that Cartridge, Medica shall within 14 Calendar Days after Medica receives notice under Section 4.2 replace the Nonconforming Cartridge at no additional cost to Nephros (if Nephros has paid for the

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Nonconforming Cartridge and Medica has not reimbursed Nephros the purchase price) or for payment consistent with Section 3.7 (if Nephros has not paid for the Nonconforming Cartridge or if Medica has reimbursed Nephros the purchase price).

           (b) If Medica does not agree that one or more Cartridges constitute Nonconforming Cartridges, the Joint Review Committee, consisting of Quality Assurance representatives from both companies, must consider the matter. If after consideration by the Joint Review Committee the parties are unable to reach agreement within 45 Calendar Days after the date Medica received notice from Nephros under Section 4.2, they shall submit the dispute to arbitration in accordance with Section 14.5.

     4.4   Nonconformity Default Rights. If for any reason other than an Event
           ----------------------------
of Force Majeure Medica (1) fails to replace any Nonconforming Cartridge as required by Section 4.3 or (2) fails to replace any Nonconforming Cartridge within 10 Business Days after a dispute regarding whether any rejected quantity of Cartridge constitutes Nonconforming Cartridge is decided in Nephros's favor, then, in addition to any other remedies it might have under this agreement or by law, Nephros may cancel that purchase order or the portion thereof relating to those cartridges, as applicable, and those Cartridges will constitute Default Cartridges for purposes of Section 1.3.

     4.5   Acceptance of Cartridges. If Nephros does not notify Medica that one
           ------------------------
or more Cartridges do not meet the Specifications or otherwise fail to comply with this agreement, those Cartridges will be deemed to have been accepted by Nephros as being fully compliant with the Specifications and this agreement.

                                   Article 5
                               PRODUCTION PROCESS

     5.1   Joint Review Committee. The parties shall establish and hold meetings
           ----------------------
of a Joint Review Committee annually.

     5.2   Material Review Board (MRB): Activities and trending resulting from
           ---------------------------
materials, components and/or finished product manufactured for or under the auspices of Nephros shall be reported to Nephros Quality Assurance on a monthly basis. If such product and/or materials are involved in an external complaint or vigilance report this shall be reported to Nephros in a timely manner.

     5.3   Yields: Medica product yields for Nephros Products shall be reported
           ------
to Nephros Quality Assurance and R&D on a quarterly basis.

     5.4   Process Development. Medica shall use commercially reasonable efforts
           -------------------
to develop technical know-how that would permit them to manufacture the Cartridge less expensively and shall no less than semiannually furnish the Joint Review Committee with a detailed report as to their progress in this area. Nephros and Medica shall at the time of each report determine jointly the actions to be taken with respect to these findings.

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     5.5   Fiber. (a) In manufacturing Cartridges, Medica shall use fiber
           -----
supplied by Membrana Gmbh, a German company ("Membrana"), or other fiber
                                              --------
suppliers as specified by Nephros.

           (b) It is a condition of Medica's ability to timely deliver the Cartridges ordered in any purchase order that Nephros Europe causes Membrana, or another fiber supplier as specified by Nephros, to deliver to Medica, at Nephros' cost and no later than 60 days prior to the delivery date specified in the purchase order, a sufficient quantity of fiber conforming to the Specifications to permit Medica to manufacture those Cartridges.

           (c) Medica shall store any fiber supplied by Membrana in accordance with guidelines supplied to Medica by Nephros or Membrana.

           (d) If with respect to the Cartridges ordered in any given Year the fiber wastage (including without limitation as a result of use of fiber in Nonconforming Cartridges) exceeds 5%, then promptly after the end of that Year Medica shall reimburse Nephros half of the cost to Nephros (including any freight, insurance, and sales taxes and other duties, fees, and expenses) of the quantity of fiber represented by that excess wastage.

     5.6   Equipment Supplied by Nephros. Nephros shall supply to Medica, for
           -----------------------------
use by Medica in performing its obligations under this agreement, the equipment listed in Schedule 5.6. Nephros will retain title to that equipment and any
          ------------
other equipment that it supplies to Medica in the future for use by Medica in performing its obligations under this agreement.

     5.7   Inventory of Raw Materials and Spare Parts. Medica shall at all times
           ------------------------------------------
manage their inventories of raw materials so as to enable Medica to meet Nephros's demand as specified in the Rolling Forecasts. Medica shall also maintain, consistent with the manufacturer's recommendations, an inventory of spare parts of all equipment they use to manufacture the Cartridge.

     5.8   Sample Storage. Medica shall store no less than two Nephros product
           --------------
samples from each sterilization lot for the purpose of potential clinical or regulatory investigations. Samples are to be stored in a controlled (warehouse-condition-equivalent) environment for at least one (l) year beyond their labeled expiration date.

                                   Article 6
                                 QUALITY SYSTEM

     6.1   General Quality Statement: Nephros product shall be manufactured,
           -------------------------
assembled and tested in compliance with Medica's internal quality system, Nephros supplied specifications and documentation, and to relevant ISO, EN and FDA standards, guidelines, and regulations.

     6.2   Quality System Changes: Any changes to the status of the Medica
           ----------------------
Quality System shall be reported to Nephros Quality Assurance and Executive Management within 72 hours. Status changes may include, but not be limited to the following:

           a)    ISO Certifications or CE Marking status changes

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           b)    Process or material failures, including significant vendor related failures or relevant vendor terminations due to quality related issues

           c)    Direct manufacturing process or materials changes

           d) Specification changes for supplemental manufacturing processes, equipment, or materials

     6.3   Vendor Quality: The quality ratings of vendors that supply materials
           --------------
used in the manufacture/assembly and/or testing of Nephros product shall be reported to Nephros quality in a manner consistent with the Medica quality system. Any corrective actions, regulatory holds, suspensions, or terminations of vendors related to Nephros product shall be reported to Nephros Quality Assurance in a timely manner.

     6.4   Vigilance System. Medica shall handle any and all international
           ----------------
product complaints and vigilance reporting that results from the use of Nephros product. A monthly trending report shall be issued to Nephros Quality Assurance detailing the aforementioned complaints and vigilance incidents and corrective action activities. The following statements outline the responsibilities for the handling and reporting of complaints and vigilance reportable incidents:

           a) All vigilance reports shall be communicated to Nephros Quality Assurance within 24 to 48 hours of evaluation and confirmation.

           b) All individual complaints shall be communicated to Nephros for evaluation and confirmation.

           c) Complaints shall be evaluated for confirmation both by Medica upon receipt and by Nephros following communication from Medica.

           d) Complaint investigations shall be a shared process between Medica (QA, Manufacturing, and Engineering) and Nephros (QA and R&D).

           e) All investigation reports shall be issued jointly and in a timely manner to satisfy the requirements for vigilance reporting (when necessary).

           f) Medica will serve as the Authorized Representative for Complaint and Vigilance handling and reporting for Nephros

                 a. The Medica name shall appear in small print on the Nephros product label as contact information regarding complaint and vigilance reporting.

           g) When a complaint is determined to be a vigilance reportable event then Medica shall be responsible for administering and reporting Nephros product related vigilance incidents to the necessary competent authorities within 10 days or as outlined in the Medica Quality System.

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           h)    Any vigilance reportable complaint shall be forwarded to Medica for reporting to the appropriate Competent Authority.

           i) Medica shall copy Nephros Quality Assurance within 24-48 hours on all and any vigilance reporting, including health outcome, relationship between the incidents, and timeliness of reporting the vigilance incident to the Competent Authorities.

                                   Article 7
                           OTHER OBLIGATIONS OF MEDICA

     7.1   Debarment Certification. Medica may not knowingly, after due inquiry,
           -----------------------
employ, contract with, or retain any Person directly or indirectly in connection with its manufacture of Cartridges if that Person has been debarred by the FDA under 21 U.S.C. 335a(k) (Section 306, Federal Food, Drug and Cosmetic Act). On written request from Nephros, Medica shall within 10 Business Days provide Nephros written confirmation that they have complied with the foregoing obligation.

     7.2   Permits and Certifications. Medica currently has all Permits and
           --------------------------
Certifications necessary to enable it to perform all its obligations under this agreement. At all times during the term of this agreement Medica shall maintain those Permits and secure any additional Permits that become necessary.

     7.3   Manufacturing Problems. Medica shall promptly notify Nephros if it
           ----------------------
experiences any significant problems in manufacturing Cartridges, shall use commercially reasonable efforts to resolve those problems, and shall keep Nephros informed of the status of those efforts.

     7.4   Insurance. (a) Medica shall at its cost obtain and maintain one or
           ---------
more insurance policies providing coverage of at least Euro 5,000,000 in the aggregate that cover Medica for fire, theft, fidelity, product liability, and any and all potential claims, suits, losses, expenses, or damages arising out of Medica's obligations under this agreement. At Nephros's request to Medica from time to time, Medica shall furnish Nephros with certification of insurance evidencing that insurance and shall provide at least 30 Business Days prior written notice to Nephros of any cancellation of or decrease in the dollar amount of coverage provided by any such policy.

           (b) Nephros shall at its cost obtain and maintain product-liability insurance coverage in the amount of $5,000,000 in relation to the Cartridge. At the request of Medica from time to time, Nephros shall furnish Medica with certification of insurance evidencing that insurance and shall provide at least 30 Business Days prior written notice to Medica of any cancellation of or decrease in the amount of coverage provided by any such policy.

                                   Article 8
                              INSPECTIONS; RECORDS

     8.1   Notification of Inquiries and Inspections. Medica shall notify
           -----------------------------------------
Nephros within seven Business Days of any written or oral inquiries, notifications, or inspection activity by any Governmental Authority in regard to Medica's manufacture of Cartridges. Medica shall permit

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up to two individuals selected by Nephros to attend any such inspections and shall provide Nephros with an accurate and reasonably complete description of any such inquiries, notifications, or inspections. Medica shall also furnish to Nephros (1) within three Business Days after receipt any report or correspondence issued by any Governmental Authority in connection with any such inquiries, notifications, or inspections, and (2) not later than ten Business Days prior to the time Medica proposes to send it, a copy of any proposed response or explanation relating to any such inquiries, notifications, or inspections or any report or correspondence issued by any Governmental Authority in connection therewith (each, a "Proposed Response"), in each case redacted of
                                  -----------------
trade secrets or other confidential or proprietary information of Medica that are unrelated to Medica's obligations under this agreement or are unrelated to manufacture of Cartridges. Medica shall discuss with Nephros any Proposed Response and shall incorporate in that Proposed Response any reasonable comments provided by Nephros with respect to that Proposed Response. After filing a response with any Governmental Authority, Medica shall within 5 Business Days notify Nephros of any further contacts with that Governmental Authority with respect to that response.

     8.2   Access to Medica Facilities and Records. Medica shall at Nephros's
           ---------------------------------------
request give Nephros and any designee of Nephros reasonable access to Medica's facilities, procedures, and books and records, including Medica's protocols, standard operating procedures (SOPs), equipment specifications, and manufacturing records, for purposes of (1) observing manufacturing operations and (2) auditing and inspecting Medica's facilities for compliance with applicable Laws and the terms of this agreement. Nephros acknowledges that it and its designee may be permitted only to review, rather than obtain copies of, certain proprietary documents of Medica; Medica shall at Nephros's request provide Nephros with a copy of any other document that Nephros requests.

     8.3   Records. Medica shall maintain all records necessary to evidence
           -------
compliance with all applicable Laws and other requirements of applicable Governmental Authorities relating to the manufacture of the Cartridge. Medica shall also maintain records with respect to its costs, obligations, and performance under this agreement. All such records shall be maintained for a period of not less than two years from the date of expiration of each Cartridge batch to which those records pertain, or such longer period as may be required by Law or cGMPs.

                                   Article 9
                                CARTRIDGE RECALLS

     9.1   Cartridge Recalls. If any Governmental Authority withdraws its
           -----------------
approval to sell the Cartridge in any country or issues a directive or request that some or all Cartridges be recalled for safety reasons relating to the Cartridge or Nephros reasonably determines that some or all Cartridges should be recalled, and if that recall is due to any reason other than Medica having manufactured Cartridge that fails to conform to the Specifications or that was not manufactured in accordance with any applicable Laws, Nephros shall pay all costs, including Medica's reasonable out-of-pocket expenses, associated with that recall.

     9.2   Notice of Events that May Lead to Cartridge Recall. Medica, on the
           --------------------------------------------------
one hand, and Nephros, on the other hand, shall keep each other fully and promptly informed of any notification, event, or other information, whether received directly or indirectly, that might affect the marketability, safety or effectiveness of the Cartridge or might result in a recall of any Cartridges by any Governmental Authority.

     9.3   Recall Due to Breach By Medica. If there occurs any Cartridge recall
           ------------------------------
that is due to Medica having manufactured one or more Cartridges that fail to conform to the Specifications or that were not manufactured in accordance with any applicable Laws, Medica will be responsible for the costs of that recall, Medica shall promptly, at the election of Nephros, compensate Nephros for the Cartridge so recalled by either replacing without charge Cartridges recalled or refunding Nephros the price paid by Nephros to Medica for the Cartridges recalled, plus freight, insurance, sales taxes, and other duties, fees, and expenses paid by Nephros.

     9.4   Definition of Recall. For purposes of this Article 8, "recall" means
           --------------------
any action by Nephros or any of its Affiliates, or either Medica or any of its Affiliates, to recover title or possession or halt distribution or use of any Cartridges sold or shipped to any other Persons. The term "recall" also applies
                                                           ------
to Cartridge that would have been subject to recall if it had been sold or shipped.

                                   Article 10
                PUBLICITY; CONFIDENTIALITY; INTELLECTUAL PROPERTY

     10.1  Publicity. (a) Except as required by Law or the standards of any
           ---------
securities or regulatory authority, including without limitation the National Association of Securities Dealers, Medica and Nephros may not make any official press release, announcement, or other formal publicity relating to the transactions that are the subject of this agreement without first obtaining in each case the prior written consent of Nephros and Medica, respectively (which consent may not be unreasonably withheld). If any party is required to file this agreement with the Securities and Exchange Commission or another applicable securities regulatory authority, that party must seek confidential treatment for any provisions of this agreement that either party believes would disclose trade secrets, confidential commercial, or financial information and thereby impair the value of the contractual rights represented by this agreement or provide detailed commercial and financial information to competitors or other Persons. Except as required by Law or the standards of any securities regulatory authority, Medica and Nephros may not use the name Nephros and Medica, respectively, or any director, officer or employee thereof or any adaptation thereof without the prior written approval of Nephros and Medica, respectively.

           (b) Medica shall send to Nephros for its approval at least 30 Business Days before it is filed or submitted any publication, abstract, or patent application resulting from this agreement. The authorship on any publication or abstract will be determined by agreement of the parties or as deemed scientifically appropriate. Any publication resulting from this agreement will be delayed or prohibited if, in Nephros' reasonable opinion, delay or prohibition is required in order to file or procure patent application or rights protection in respect of any invention or discovery arising from this agreement. Publication by Medica of any information relating to the Cartridge is subject to the provisions of Section 10.2.

     10.2  Confidentiality. (a) It is contemplated that Medica may from time to
           ---------------
time disclose Confidential Information to Nephros, or vice versa. Medica shall take all reasonable steps to prevent disclosure of Nephros

Confidential Information and not to use any Nephros Confidential Information, and Nephros shall take all reasonable steps to prevent disclosure of Medica Confidential Information and not to use any Medica Confidential Information, in either case except for the limited purposes set forth in this agreement.

           (b) A party receiving Confidential Information may disclose it to those of its Representatives who need to review that Confidential Information in connection with that party's performance of its obligations and evaluation of its rights under this agreement. Any party who so discloses any Confidential Information pursuant to this Section 10.2(b) shall (1) inform those Persons of the confidential nature of that Confidential Information, and (2) direct those Persons to keep that Confidential Information confidential.

           (c) The provisions of this Section 10.2 will survive termination or expiration of this agreement and will continue for a period of 5 years from the date of that termination or expiration.

     10.3  Pre-existing and Independently Developed Intellectual Property.
           --------------------------------------------------------------
Nothing in this agreement affects the ownership by any party of any Intellectual Property owned or in the possession of that party on the date of this agreement or Intellectual Property developed independently of this agreement or without reference to any of the Confidential Information or Intellectual Property of Medica (in the case of Nephros) or Nephros (in the case of Medica).

     10.4  Ownership. (a) Except as specified elsewhere in Section 10.4, all
           ---------
rights in patents, inventions, processes, discoveries, and other research materials and any other novel or valuable information reflected in any medium that arise or are created during the course of this agreement are the property of the creating party.

           (b) Intellectual Property, whether or not patentable, that arises in connection with this agreement and is made solely by an employee or agent of Nephros and without reference to any Confidential Information or Intellectual Property disclosed by Medica will be owned by Nephros (that Intellectual Property, "Nephros Inventions").
           ------------------

           (c) Intellectual Property, whether or not patentable, that arises in connection with this agreement and is made solely by an employee or agent of a party with reference to Confidential Information or Intellectual Property of Medica (in the case of Nephros) or Nephros (in the case of Medica) or is made jointly by employees or agents of Nephros and Medica will be jointly owned (that Intellectual Property, "Joint Inventions").
                        ----------------

           (d) Intellectual Property, whether or not patentable, that arises under this agreement and is made solely by an employee or agent of Medica and without reference to any Confidential Information or Intellectual Property disclosed by Nephros will be owned by Medica (that Intellectual Property, "Medica Inventions").
 -----------------

           (e) Inventorship will be determined according to applicable patent law.

           (f) Medica and Nephros shall promptly disclose to each other in writing each invention and discovery conceived or reduced to practice in connection with this agreement.

           (g) Intellectual Property arising in connection with this agreement and in the possession of a party other than the party that owns that Intellectual Property will be treated as having been disclosed to that party by the party that owns that Intellectual Property and will constitute Confidential Information of the party that owns that Intellectual Property.

           (h) Neither joint owner of any Joint Invention may sublicense that Joint Invention without the written consent of the other joint owner, which no joint owner may unreasonably withhold or delay.

     10.5  Limited License. Medica and Nephros each grants the other a limited,
           ---------------
non-exclusive, royalty-free license to its Intellectual Property (whether pre-existing or arising in connection with this agreement) to the extent necessary to permit it to carry out its obligations under this agreement. Any such license will expire upon termination of this agreement and will not be transferable or sublicensable.

     10.6  Maintenance of Patents. (a) Nephros shall file, prosecute and
           ----------------------
maintain patent applications and resulting patents, if any, on Nephros Inventions and on any Joint Inventions insofar as they do not relate to manufacture of the Cartridge.

           (b) Medica shall file, prosecute and maintain patent applications and resulting patents, if any, on Medica Inventions or on any Joint Inventions relating to manufacture of the Cartridge.

           (c) Medica, on the one hand, and Nephros, on the other hand, shall share equally reasonable patent expenses for any Joint Invention, and shall promptly reimburse the filing party upon presentation of an invoice by the filing party.

           (d) The non-filing party is entitled to review and comment in a timely manner on any such patent filings (applications and response to office actions) prior to submission to the relevant patent offices. Each party is responsible for filing, prosecuting, and maintaining patent applications and resulting patents on any invention owned solely by it.

     10.7  Reservation of All Other Rights. Except as expressly set forth in
           -------------------------------
this agreement, nothing contained herein may be construed as doing the following:

     (1) giving Medica any rights to any Intellectual Property of Nephros or any other proprietary technology of Nephros (whether pre-existing Intellectual Property or Intellectual Property arising in connection with this agreement), including without limitation any of Nephros' patent rights relating to the design, development, testing, use, and sale of the Cartridge; or

     (2) giving Nephros any rights to any Intellectual Property of Medica or any other proprietary technology of Medica (whether pre-existing Intellectual Property or Intellectual Property arising in connection with this agreement).

                                   Article 11
                                 REPRESENTATIONS

     11.1  Representations of Medica.  Medica represents to Nephros as follows:
           -------------------------

           (a) Medica is a corporation validly existing under the laws of its jurisdiction of organization with the power to own all of its properties and assets and to carry on its business as it is currently being conducted.

           (b) Medica has the power to execute and deliver this agreement and to perform its obligations under this agreement.

           (c) Medica's Chief Executive Officer, or Amministratore Unico (AU), has duly authorized Medica to execute and deliver this agreement and perform its obligations under this agreement, and no other corporate proceedings of Medica are necessary with respect thereto.

           (d) This agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, except as enforceability is limited by
(A) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, or (B) general principles of equity, whether considered in a proceeding in equity or at law.

           (e) Medica is not required to obtain the Consent of any Person, including the Consent of any party to any Contract to which it is a party, in connection with execution and delivery of this agreement and performance of its obligations under this agreement.

           (f) Medica is the rightful owner or licensee of any Intellectual Property that it may use in performing its obligations under this agreement.

           (g) Medica's execution and delivery of this agreement and performance of its obligations under this agreement do not (A) violate any provision of its articles of incorporation or by-laws, as applicable, as currently in effect, (B) conflict with, result in a breach of, constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any Lien upon any of its properties or assets under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which it is a party or by which any of its properties or assets are bound, or (C) violate any Law or Order currently in effect to which it is subject.

     11.2  Representations of Nephros.  Nephros represents to Medica as follows:
           --------------------------

           (a) Nephros is a corporation validly existing and in good standing under the law of the State of Delaware with the power to own all of its properties and assets and to carry on its business as it is currently being conducted.

           (b) Nephros has the power to execute and deliver this agreement and to perform its obligations under this agreement.

           (c) Nephros' board of directors has duly authorized Nephros to execute and deliver this agreement and perform its obligations under this agreement, and no other corporate proceedings of Nephros are necessary with respect thereto.

           (d) This agreement constitutes the valid and binding obligation of Nephros, enforceable in accordance with its terms, except as enforceability is limited by (A) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, or (B) general principles of equity, whether considered in a proceeding in equity or at law.

           (e) Nephros' execution and delivery of this agreement and performance of its obligations under this agreement do not (A) violate any provision of Nephros' articles of incorporation or by-laws as currently in effect, or (B) violate any Law or Order currently in effect to which Nephros is subject.

                                   Article 12
                                 INDEMNIFICATION

     12.1  Indemnification.  (a)  Medica shall indemnify Nephros, each Affiliate
           ---------------
of Nephros, each Representative of Nephros, and the heirs, executors, successors, and assigns of any of the foregoing, against the following Indemnifiable Losses:

     (1) Indemnifiable Losses arising out of breach by Medica of any of its obligations under this agreement;

     (2) Indemnifiable Losses arising out of any inaccuracy in any representations of Medica contained in this agreement;

     (3) Indemnifiable Losses arising out of any claim that any Intellectual Property of Medica employed by Medica under this agreement conflicts with the Intellectual Property Rights of any other Person; and

     (4) Indemnifiable Losses arising out of any Cartridges that have been manufactured by Medica under this agreement, on condition that those Indemnifiable Losses are due to breach by Medica of any of its obligations under this agreement or the negligence or willful misconduct of Medica or any of its agents or Representatives.

           (b) Nephros shall indemnify each Medica Entity, each Affiliate of each Medica Entity, each Representative of each Medica Entity, and the heirs, executors, successors, and assigns of any of the foregoing, against the following Indemnifiable Losses:

     (1) Indemnifiable Losses arising out of breach by Nephros of any of its obligations under this agreement;

     (2) Indemnifiable Losses arising out of any inaccuracy in any representations of Nephros contained in this agreement;

     (3) Indemnifiable Losses arising out of any claim that any Intellectual Property of Nephros required to manufacture the Cartridge conflicts with the Intellectual Property Rights of any other Person; and

     (4) Indemnifiable Losses arising out of any Cartridges that have been manufactured by Medica under this agreement, unless those Indemnifiable Losses are due to breach by Medica of any of its obligations under this agreement or the negligence or willful misconduct of Medica or its agents or Representatives.

     12.2  Procedures Relating to Indemnification.  (a) In order to be entitled
           --------------------------------------
to indemnification under this Article 11 in connection with a claim made by any Person against any other Person with respect to which that other Person (an "Indemnified Party") is entitled to indemnification pursuant to this Article 11
 -----------------
(any such claim, a "Third Party Claim"), that Indemnified Party must do the
                    -----------------
following:

     (1) notify the Person or Persons obligated to indemnify it (the "Indemnifying Party") in writing, and in reasonable detail, of that
            ------------------
           Third Party Claim as soon as possible but in any event within 10 Business Days after receipt of notice of that Third Party Claim, except that any failure to give any such notification will only affect the Indemnifying Party's obligation to indemnify the Indemnified Party if the Indemnifying Party has been prejudiced as a result of that failure; and

     (2) deliver to the Indemnifying Party as soon as possible but in any event within 10 Business Days after the Indemnified Party receives a copy of all notices and documents (including court papers) delivered to that Indemnified Party relating to that Third Party Claim.

           (b) In the event of a Third Party Claim against one or more Indemnified Parties, the Indemnifying Party may participate in the defense of that Third Party Claim and, if it so chooses, assume at its expense the defense of that Third Party Claim with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party so elects to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense of that Third Party Claim, except that if, under applicable standards of professional conduct, there exists a conflict on any significant issue between the Indemnified Party and the Indemnifying Party in connection with that Third Party Claim, the Indemnifying Party shall pay the reasonable fees and expenses of one additional counsel to act with respect to that issue to the extent necessary to resolve that conflict. If the Indemnifying Party assumes defense of any Third Party Claim, the Indemnified Party will be entitled to participate in the defense of that Third Party Claim and to employ counsel, at its own expense, separate from counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will be entitled to control that defense. The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party did not assume the defense of any Third Party Claim (other than during any period in which the Indemnified Party failed to give notice of the Third Party Claim as provided above and a reasonable period after such notice). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the parties shall cooperate in the defense or prosecution of that Third Party Claim, including by retaining and providing to the Indemnifying Party records and information reasonably relevant to that Third Party Claim, and making employees available on a reasonably convenient basis. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of that Third Party Claim that the Indemnifying Party recommends, except that the Indemnifying Party may not without the Indemnified Party's prior written consent agree to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term that each claimant or plaintiff give to the Indemnified Party a release from all liability with respect to that Third Party Claim. Whether or not the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, that Third Party Claim without the Indemnifying Party's prior written consent.

           (c) In order for any Indemnified Party to be entitled to any indemnification under this agreement in respect of a claim that does not involve a Third Party Claim (a "Claim"), the Indemnified Party must reasonably promptly
                        -----
notify the Indemnifying Party of that Claim, and describe in reasonable detail the basis for that Claim, except that any failure to give any such notification will only affect the Indemnifying Party's obligation to indemnify the Indemnified Party if the Indemnifying Party has been prejudiced as a result of that failure. If the Indemnifying Party does not dispute that the Indemnified Party is entitled to indemnification with respect to that Claim by notice to the Indemnified Party prior to the expiration of a 30-Business-Day period following receipt by the Indemnifying Party of notice of that Claim from the Indemnified Party, that Claim will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of that liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Claim (or any portion thereof) is estimated, on such later date as the amount of the Claim (or any portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to the Claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of the Claim and, if the Claim is not resolved through negotiations within 60 Business Days following receipt by the Indemnifying Party of notice of that Claim from the Indemnified Party, the Indemnified Party may take the dispute to arbitration pursuant to Section 14.5.

     12.3  No Liability for Consequential Damages.  No party will be liable to
           --------------------------------------
any other for any indirect, consequential, or special damages or for loss of profits. This limitation does not, however, apply to any obligation of either party to indemnify the other in connection with any Third Party Claim. This
Section 12.3 does not apply to any liability of a party in respect of death or personal injury arising out of the negligence or willful misconduct of that party or its agents or Representatives.

     12.4  Limitation on Indemnification. (a) Each party's exclusive remedy with
           -----------------------------
respect to any Claims will be under the indemnification provisions of this
Article 12.

           (a) The liability of Medica, on the one hand, and Nephros, on the other hand, under this Article 12 will not exceed the purchase value of any quantities of the Cartridge that are the subject of any Claim or Third Party Claim.

                                   Article 13
                              TERM AND TERMINATION

     13.1  Term. The term of this agreement is three years from and including
           ----
the date of this agreement, with automatic renewal for additional successive one-year terms unless no later than 90 days prior to the end of the initial term or any one-year renewal term either party notifies the other that it wishes to terminate this Agreement effective the end of the initial term or that one-year renewal term, as applicable.

     13.2  Termination.  (a)  This agreement may be terminated as follows:
           -----------

     (1) by Nephros upon 10 Business Days' written notice to Medica if any representation made in this agreement by Medica was materially inaccurate when made and either (1) that inaccuracy has contributed to Nephros's incurring Indemnifiable Losses or (2) Medica fails to take action to render the inaccurate representation accurate as if it were made on the day Nephros would otherwise be entitled to terminate this agreement under this Section 13.2(a)(l);

     (2) by Medica upon 10 Business Days' written notice to Nephros if any representation made in this agreement by Nephros was materially inaccurate when made and either (1) that inaccuracy has contributed to either or both Medica Entities' incurring Indemnifiable Losses or
           (2) Nephros fails to take action to render the inaccurate representation accurate as if it were made on the day Medica would otherwise be entitled to terminate this agreement pursuant to this
           Section 13.2(a)(2);

     (3) by Nephros immediately if Medica has breached any of its material obligations under this agreement and, if it is curable, has not cured that breach prior to expiration of a 45-Business-Day period from the date of breach;

     (4) by Medica immediately if Nephros has breached any of its material obligations under this agreement and, if it is curable, has not cured that breach prior to expiration of a 45-Business-Day period from the date of breach;

     (5) by Nephros immediately if there occurs an Event of Insolvency with respect to Medica;

     (6) by Medica immediately if there occurs an Event of Insolvency with respect to Nephros;

     (7) by Nephros, if for any reason other than an Event of Force Majeure Medica fails to deliver within 40 days after the required delivery date, or on more than two occasions in any 90-day period fails to deliver within 20 Business Days after the required delivery day, any shipment of Cartridge it is required to deliver pursuant to Section 3.2, Section 4.2, or Section 9.3;

     (8) by Medica or Nephros on 15 Business Days' prior written notice to Nephros or Medica, respectively, if due to an Event of Force Majeure
           (A) Nephros or

           (B) Medica or both of them, respectively, is prevented from performing an obligation under this agreement for more than 60 days, unless prior to the end of the 15-Business-Day period the Event of Force Majeure ceases to exist and the party prevented from performing resumes performance under this agreement and notifies the party giving the notice of termination;

           (b) The parties may terminate this agreement at any time by written agreement.

     13.3  Effect of Termination.  (a) Expiration of the term of this agreement
           ---------------------
and termination under 13.2 will have one or more of the following consequences according to the table set out below:

A. Nephros shall pay to Medica, and Medica shall pay to Nephros, all amounts payable up to the date of termination but not yet paid.

B. Nephros shall purchase and Medica shall manufacture and deliver to Nephros consistent with the terms of this agreement all Cartridges ordered by Nephros but not yet delivered to Nephros.

C. Nephros shall pay Medica an amount equal to the purchase price of any Cartridges manufactured in connection with purchase orders that remain open on the date of termination of this agreement and Medica shall deliver to Nephros pursuant to Section 3.2 those Cartridges.

     ---------------------------------------------------------------------------
      Grounds for Termination      Consequences
     ---------------------------------------------------------------------------
      Expiration under 13.1        A
     ---------------------------------------------------------------------------
      13.2(a)(1)                   A and, at Nephros' option, either B or C
     ---------------------------------------------------------------------------
      13.2(a)(2)                   A and, at Nephros' option, either B or C
     ---------------------------------------------------------------------------
      13.2(a)(3)                   A and, at Nephros' option, either B or C
     ---------------------------------------------------------------------------
      13.2(a)(4)                   A and, at Nephros' option, either B or C
     ---------------------------------------------------------------------------
      13.2(a)(5)                   A and, at Nephros' option, either B or C
     ---------------------------------------------------------------------------
      13.2(a)(6)                   A and, at Nephros' option, either B or C
     ---------------------------------------------------------------------------
      13.2(a)(7)                   A and, at Nephros' option, either B or C
     ---------------------------------------------------------------------------
      13.2(a)(8)                   AB
     ---------------------------------------------------------------------------
      13.2(b)                      A
     ---------------------------------------------------------------------------

           (b) Upon any termination (including expiration) of this agreement, each party shall return to the other party all documents and other tangible items it or its employees or agents have received or created pursuant to this agreement pertaining, referring, or relating to Confidential Information of the other party.

          (c) Termination of this agreement will not affect rights and obligations of either party that may have accrued prior to the date of termination or any obligation contained in Sections 10.1 and 10.2, Article 122,
Article 133, and Sections 14.3, 14.4, and 14.5.

                                   Article 14
                                  MISCELLANEOUS

     14.1 Definitions. When used in this agreement, the following terms have the
          -----------
following meanings:

     "Affiliate" means, with respect to any given Person, any other Person at
      ---------
the time directly or indirectly controlling, controlled by or under common control with that Person, or (2) any director, officer or employee of that Person. For purposes of this Agreement, "control" means the possession, directly
                                         -------
or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Business Day" means any Monday, Tuesday, Wednesday, Thursday, or Friday
      ------------
that is not a day on which banking institutions in the State of New York are authorized by law, regulation or executive order to close.

     "cGMPs" means current Good Manufacturing Practices (as provided for,
      -----
respectively, in the Rules Governing Medicinal Products in the European Community Volume 4 (Guide to Good Manufacturing Practice for Medicinal Products) and by the FDA as set out in 21 C.F.R. 210 and 21 C.F.R. 211, as amended from time to time).

     "Confidential Information" means all data, specifications, training, and
      ------------------------
any other know-how related to the design, development, manufacture, or performance of the Cartridge, as well as all other information and data provided by either party to the other party pursuant to this agreement in written or other tangible medium and marked as confidential, or if disclosed orally or displayed, confirmed in writing within 30 Business Days after disclosure and marked as confidential, except that the term "Confidential Information" does not include the following:

     (1) information that is or becomes generally available to the public other than as a result of a breach of this agreement by the receiving party or its Representatives;

     (2) information that was within the receiving party's possession or knowledge prior to its being furnished to the receiving party by or on behalf of the disclosing party, on condition that the source of that information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other Person with respect to that information;

     (3) information that is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, on condition that that source was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other Person with respect to that information; or

     (4) information that is independently developed by the receiving party without use of Confidential Information and otherwise in a manner not inconsistent with this letter agreement.

     "Consent" means any approval, consent, ratification, filing, declaration,
      -------
registration, waiver, or other authorization.

     "Contract" means any oral or written agreement, contract, obligation,
      --------
promise, arrangement, or undertaking that is legally binding.

     "Event of Insolvency" with respect to any Person means any of the
      -------------------
following:

     (1) the institution by that Person of proceedings under the United States Bankruptcy Code, or any other applicable U.S. federal or state Law or any applicable foreign Law seeking an order for relief;

     (2) the consent of that Person to the institution of bankruptcy or insolvency proceedings against that Person;

     (3) the filing by that Person of a petition seeking reorganization or release under the Federal Bankruptcy Reform Act or any other applicable U.S. federal or state Law or applicable foreign Law, or the consent by that Person to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of that Person or of any substantial part of the property of that Person;

     (4) the making by that Person of an assignment for the benefit of creditors;

     (5) admission by that Person of its inability to pay its debts generally as they become due;

     (6) the entry of a decree or order by a court having jurisdiction adjudging that Person bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of that Person under the U.S. Bankruptcy Code or any other applicable U.S. federal or state Law or any applicable foreign Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of that Person, or of any substantial part of the property of that Person, or ordering the winding up or liquidation of the affairs of that Person, and (A) that Person consents to that decree or order or (B) that decree or order remains unstayed and in effect for more than 60 consecutive days.

     "FDA" means the U.S. Food and Drug Administration.
      ---

     "FOB" means "Free on Board," as that term is defined in INCOTERMS 2000.
      ---

     "Governmental Authority" means any (1) nation, state, county, city, town,
      ----------------------
village, district, or other jurisdiction of any nature, (2) federal, state, local, municipal, or other government, whether U.S. of foreign, (3) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal, including an arbitral tribunal), (4) multi-national organization or body including the EU and notified bodies, or (5) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing power of any nature.

     "Indemnifiable Losses" means all losses, liabilities, taxes, damages,
      --------------------
deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims, incurred or suffered by an Indemnified Party, including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' and experts' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the Indemnified Party's rights hereunder, net of any amounts recovered or recoverable under any insurance policy.

     "Intellectual Property" means, with respect to any Person, all trademarks,
      ---------------------
patents, copyrights, and any applications for registration thereof, and trade secrets of that Person, whether owned, used, or licensed by that Person as licensee or licensor.

     "Law" means any federal, state, local, municipal, foreign, international,
      ---
multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Lien" means any charge, claim, community property interest, condition,
      ----
equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Month" means any of the twelve months of a year.
      -----

     "Order" means any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict of any court, arbitral tribunal, administrative agency, or other Governmental Authority.

     "Person" means any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Authority or other entity.

     "Representative" means, with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, or other representative of that Person, including legal counsel, accountants, and financial advisors.

     "Year" means (1) the period commencing with the date of this agreement and
      ----
ending on December 31, 2003, (2) any subsequent 12-month period commencing on January 1st and ending on December 31st, and (3) the period beginning January 1st of the year in which this agreement expires or is terminated and ending on the date this agreement expires or is terminated.

     14.2  Further Assurances. At any time or from time to time from the date of
           ------------------
this agreement, Medica, on the one hand, and Nephros, on the other hand, shall at the request, and at the expense, of the other do the following:

     (1) to the extent consistent with this agreement deliver to the other such records, data, or other documents requested by the other; and

     (2) take or cause to be taken all such other actions as are reasonably necessary or desirable in order to permit the other to obtain the full benefits of this agreement.

     14.3  Governing Law. This agreement is governed by the laws of the State of
           -------------
New York without giving effect to principles of conflict of laws.

     14.4  Dispute Resolution. The parties shall attempt in good faith to
           ------------------
resolve any controversy or claim that may arise concerning their respective rights and obligations under this agreement. If they are unable to do so within 30 Business Days from the date that controversy or claim arose, they shall refer the controversy or claim to the AU of Medica and the CEO of Nephros, who shall meet in person or telephonically within 20 Business Days of being requested to do so and shall in good faith attempt to resolve the dispute. If the controversy or claim cannot then be resolved, the parties hereby agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association at its New York City offices before resorting to arbitration.

     14.5  Arbitration. Any controversy or claim arising out of or relating to
           -----------
this agreement or the applicability of this Section 14.5 that is not resolved pursuant to Section 14.4 will be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. Unless the parties agree otherwise the number of arbitrators will be three, each of whom will be appointed by the American Arbitration Association. One arbitrator must be a lawyer, the second must be an expert in financial matters, and the third must have expertise in the manufacture of hemodialysis products. The place of arbitration will be New York, New York, U.S.A. The language of the arbitration will be English. Prior to the commencement of hearings, each of the arbitrators appointed must provide an oath or undertaking of impartiality. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The cost of any such arbitration will be divided equally between Nephros, on the one hand, and Medica, on the other hand, with each party bearing its own attorneys' fees and costs.

     14.6  Force Majeure. (a) No party will be responsible to the other under
           -------------
this agreement for failure or delay in performing any obligations under this agreement, other than payment obligations, due to factors beyond its control, including without limitation any war, fire, earthquake, or other natural catastrophe, or any act of God, but excluding labor disputes involving all or any part of the work force of that party (each such factor, an "Event of Force
                                                                --------------
Majeure"). Upon the occurrence of an Event of Force Majeure, the party failing
-------
or delaying performance shall promptly notify the other party in writing, setting forth the nature of the occurrence, its expected duration, and how that party's performance is affected. Any party subject to an Event of Force Majeure shall use commercially reasonable efforts to resume performing its obligations under this agreement as soon as practicable. Except as provided in

Section 14.6(b), if an Event of Force Majeure occurs, the affected party will be excused from performing and the time for performance will be extended as long as that party is unable to perform as result of the Event of Force Majeure.

           (b) If any Event of Force Majeure prevents Medica from delivering any shipment of Cartridges for more than 30 Business Days beyond the scheduled delivery date, then Nephros may cancel its order without incurring any liability to Medica with respect thereto and those Cartridges will constitute Default Cartridges for purposes of Section 1.3.

     14.7  Assignment. This agreement inures to the benefit of and is binding
           ----------
upon the successors and assignees of the parties. Neither party may assign any of its rights or obligations under this agreement without the prior written consent of the other, which the other party may not unreasonably withhold, except that Nephros may upon giving written notice to Medica assign or transfer its rights and obligations under this agreement to an Affiliate of Nephros or a successor to all or substantially all of its assets or business relating to this agreement, whether by sale, merger, operation of law, or otherwise.

     14.8  Notices. (a) Every notice or other communication required or
           -------
contemplated by this agreement must be in writing and sent by one of the following methods:

     (1) personal delivery, in which case delivery will be deemed to occur the day of delivery;

     (2) by a recognized overnight delivery service such as Federal Express or DHL Worldwide Express, in which case delivery will be deemed to occur the day of delivery.

           (b) In each case, a notice or other communication sent to a party must be directed to the address for that party set forth below, or to another address designated by that party by written notice. All notices to be given by a Medica Entity may be given on its behalf by the other Medica Entity following consultation between Medica.

     if to Nephros:
     Nephros, Inc.
     3960 Broadway
     New York, NY 10032
     Attention:    Norman Barta

     with a copy to:
     Kramer Levin Naftalis & Frankel LLP
     919 Third Avenue
     New York, NY 10022-3852
     Attention:    Richard Marlin, Esq.

     if to Medica:
     Medica s.r.l.
     Via Degli Artigiani, 6
     41036 Medolla (MO) Italy
     Attention:    Luciano Fecondini

     14.9  Severability. If any provision of this agreement is held
           ------------
unenforceable by any court of competent jurisdiction, all other provisions of this agreement will remain effective. If any provision of this agreement is held to be unenforceable only in part or degree, it will remain effective to the extent not held unenforceable.

     14.10 Entire Agreement. This agreement constitutes the entire agreement of
           ----------------
the parties pertaining to the subject matter of this agreement. It supersedes all prior agreements of the parties, whether oral or written, pertaining to the subject matter of this agreement.

     14.11 Amendment. This agreement may not be amended except by an instrument
           ---------
in writing signed on behalf of both parties.

     14.12 Independent Contractor. Nothing in this agreement creates, or will be
           ----------------------
deemed to create, a partnership or the relationship of principal and agent or employer and employee between the parties. Each party agrees to perform under this agreement solely as an independent contractor.

     14.13 Counterparts. This agreement may be executed in counterparts, each of
           ------------
which is an original and all of which together constitute one and the same instrument.

     The undersigned are executing this agreement on the date stated in the introductory clause.

                                         NEPHROS, INC.


                                         By:   /s/ Norman J. Barta
                                              ----------------------------------
                                               Name: Norman J. Barta
                                               Title: Chief Executive Officer

                                         MEDICA s.r.l.


                                         By:   /s/ Luciano Fecondini
                                              ----------------------------------
                                               Name: Luciano Fecondini
                                               Title: Amministratore Unico

               Manufacturing and Supply Agreement: Nephros/Medica

            Schedule 3.1: Forecast Initiation Date and Price Schedule

Forecast Initiation Date: July 1, 2003

Price Schedule: in EURO (Euro)

                                      * * *

                         Exhibit A: Purchase Order Form

                       Schedule 4.1: Filter Specifications

The MD 190 filter is to be produced in accordance with Medica procedure M12.301 as per Medica Bill of Material M.07492.

                    Schedule 5.6: Nephros-Supplied Equipment

Equipment Pack A: * * *

Equipment Pack B: * * *

Equipment Pack C: * * *

Equipment Pack D: * * *

                                       27